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                                                                   EXHIBIT 10.24

                             EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement"), made and entered into this 16th day of March, 2001, by and between LifeMinders, Inc. (the "Company") and Jonathan B. Bulkeley ("Executive").

1.   Position.
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     The Company hereby agrees to employ Executive to serve in the role of
Chairman and Chief Executive Officer of the Company upon the terms and conditions set forth herein. Executive accepts such employment upon the terms and conditions set forth herein, and further agrees to perform to the best of his abilities the duties generally associated with his position, as well as such other duties commensurate with his position as Chairman and Chief Executive Officer as may be reasonably assigned by the Board of Directors of the Company (the "Board"). Executive shall perform his duties diligently and faithfully and shall devote his full business time and attention to such duties.

2.   Term of Employment and Renewal.
     ------------------------------

     The term of Executive's employment under this Agreement will be effective as of January 29, 2001 (the "Effective Date"). Subject to the provisions of
Section 10 of this Agreement, the term of Executive's employment hereunder shall be for an initial term of three (3) years from the Effective Date (the "Initial Term"). The Initial Term of this Agreement shall be automatically extended for successive one (1) year periods (each a "Renewal Period") unless the Company or Executive gives written notice to the other at least thirty (30) days prior to the expiration of the Initial Term, or a Renewal Period, of such party's election not to extend this Agreement. References herein to the "Term" shall mean the Initial Term as it may be so extended by one or more Renewal Periods. The last day of the Term is the "Expiration Date."

3.   Compensation and Benefits.
     -------------------------

     (a)  Salary.  Commencing on the Effective Date, the Company shall pay
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Executive a base salary at a gross annual rate of One Hundred Seventy-Five
Thousand Dollars ($175,000), payable in such installments as is the policy of the Company (the "Salary"), but no less frequently than monthly.

     (b)  Benefits.  Executive shall be entitled to participate in all employee
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benefit plans which the Company provides or may establish from time to time for the benefit of its employees or executives, including, without limitation, group life, medical, surgical, dental and other health insurance, short and long-term disability, deferred compensation, profit-sharing, paid vacation and sick leave. The Company may purchase one or more "key man" insurance policies on Executive's life, each of which will be payable to and owned by the Company. The Company, in its sole discretion, may select the amount and type of key man life insurance purchased, and Executive will have no interest in any such policy. Executive will cooperate with the Company in securing this key man insurance, by submitting to all required medical examinations,
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supplying all information and executing all documents required in order for the
Company to secure the insurance.

     (c)  Stock Options.  Upon approval by the Board or a committee thereof, the
          -------------
Company shall grant to Executive pursuant to the Company's 2000 Stock Incentive Plan the following options to purchase shares (the "Option Shares") of the Company's common stock at an exercise price equal to the fair market value of the shares on the date of the grant, under the terms and conditions set forth in the Company's standard Notice of Grant of Stock Option, Stock Option Agreement and Addendum to Stock Option Agreement in the forms attached hereto, which shall be provided to Executive on the date of the stock option grant provided for herein:

          i. Option to purchase Six Hundred Thousand (600,000) Option Shares (the "CEO Option"). The CEO Option shall vest and become exercisable, as long as Executive is actively serving as the Chief Executive Officer of the Company, as follows: as to One Hundred Fifty Thousand (150,000) of the Option Shares under the CEO Option, on the date of grant; as to an additional One Hundred Fifty Thousand (150,000) of the Option Shares under the CEO Option, three months after the vesting commencement date; as to the remaining Three Hundred Thousand (300,000) of the Option Shares under the CEO Option, Nine Thousand Nine Hundred Ninety-One (9,091) of such Option Shares per month starting four (4) months after the vesting commencement date and continuing monthly until all Option Shares under the CEO Option shall have vested.

          ii. Option to purchase One Hundred Fifty Thousand (150,000) Option Shares (the "Chairman Option"). The Chairman Option shall vest and become exercisable, as long as Executive is actively serving as the Chairman of the Company, as follows: as to Thirty-Seven Thousand Five Hundred (37,500) of the Option Shares under the Chairman Option, on the date of grant; as to the remaining One Hundred Twelve Thousand Five Hundred (112,500) of the Option Shares under the Chairman Option, Three Thousand One Hundred Twenty-Five (3,125) of such Option Shares per month starting one
               (1) month after the vesting commencement date and continuing monthly until all Option Shares under the Chairman Option shall have vested.

     (d)  Expenses.  The Company shall pay or reimburse Executive for all
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reasonable out-of-pocket expenses actually incurred by him during the Term in performing services hereunder, provided that Executive properly accounts for such expenses in accordance with the Company's policies.


4.   Confidentiality, Disclosure of Information.
     -------------------------------------------

     (a) Executive recognizes and acknowledges that Executive will have access to Confidential Information (as defined below) relating to the business or interests of the Company

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or of persons with whom the Company may have business relationships. Except as permitted herein, Executive will not during the Term, or at any time thereafter, use, disclose or permit to be known by any other person or entity, any Confidential Information of the Company (except as required by applicable law or in connection with the performance of Executive's duties and responsibilities hereunder). The term "Confidential Information" means information relating to the Company's business affairs, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, employment agreements (other than this Agreement), personnel policies, the substance of agreements with customers, suppliers and others, marketing arrangements, customer lists, commercial arrangements, or any other information relating to the Company's business that is not generally known to the public or to actual or potential competitors of the Company (other than through a breach of this Agreement). This obligation shall continue until such Confidential Information becomes publicly available, other than pursuant to a breach of this Section 4 by Executive, regardless of whether Executive continues to be employed by the Company.

     (b) It is further agreed and understood by and between the parties to this Agreement that all "Company Materials," which include, but are not limited to, computers, computer software, computer disks, tapes, printouts, source, HTML and other code, flowcharts, schematics, designs, graphics, drawings, photographs, charts, graphs, notebooks, customer lists, sound recordings, other tangible or intangible manifestation of content, and all other documents whether printed, typewritten, handwritten, electronic, or stored on computer disks, tapes, hard drives, or any other tangible medium, as well as samples, prototypes, models, products and the like, shall be the exclusive property of the Company and, upon termination of Executive's employment with the Company, and/or upon the request of the Company, all Company Materials, including copies thereof, as well as all other Company property then in Executive's possession or control, shall be returned to and left with the Company. In addition, Executive shall provide to the Company, upon termination of employment and/or upon the request of the Company, all information necessary for the use of any Company Materials, such as passwords or codes.

5.   Inventions Discovered by Executive.
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     Executive shall promptly disclose to the Company any invention, improvement, discovery, process, formula, or method or other intellectual property, whether or not patentable or copyrightable (collectively, "Inventions"), conceived or first reduced to practice by Executive, either alone or jointly with others, while performing services hereunder (or, if based on any Confidential Information, at any time during or after the Term), (a) which pertain to any line of business activity of the Company, whether then conducted or then being actively planned by the Company, with which Executive was or is involved, (b) which is developed using time, material or facilities of the Company, whether or not during working hours or on the Company premises, or (c) which directly relates to any of Executive's work during the Term, whether or not during normal working hours. Executive hereby assigns to the Company all of Executive's right, title and interest in and to any such Inventions. During and after the Term, Executive shall execute any documents necessary to perfect the assignment of such Inventions to the Company and to enable the Company to apply for, obtain and enforce patents, trademarks and copyrights in any

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and all countries on such Inventions, including, without limitation, the execution of any instruments and the giving of evidence and testimony, without further compensation beyond Executive's agreed compensation during the course of Executive's employment. Without limiting the foregoing, Executive further acknowledges that all original works of authorship by Executive, whether created alone or jointly with others, related to Executive's employment with the Company and which are protectable by copyright, are "works made for hire" within the meaning of the United States Copyright Act, 17 U.S.C. (S) 101, as amended, and the copyright of which shall be owned solely, completely and exclusively by the Company. If any Invention is considered to be work not included in the categories of work covered by the United States Copyright Act, 17 U.S.C. (S) 101, as amended, such work is hereby assigned or transferred completely and exclusively to the Company. Executive hereby irrevocably designates counsel to the Company as Executive's agent and attorney-in-fact to do all lawful acts necessary to apply for and obtain patents and copyrights and to enforce the Company's rights under this Section 5. This Section 5 shall survive the termination of this Agreement. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, Executive hereby waives such Moral Rights and consents to any action of the Company that would violate such Moral Rights in the absence of such consent. Executive agrees to confirm any such waivers and consents from time to time as requested by the Company.

6.   Reserved.
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7.   Non-Disparagement.
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     Executive hereby agrees that during the Term and thereafter he will not make any statement that is disparaging about the Company, any of its officers, directors, or shareholders, including, but not limited to, any statement that disparages the products, services, finances, financial condition, capabilities or other aspect of the business of the Company. Executive further agrees that during the Term and thereafter he will not engage in any conduct that is intended to inflict harm upon the professional or personal reputation of the Company or any of its officers, directors, shareholders or employees.

8.   Provisions Necessary and Reasonable.
     -----------------------------------

     (a) Executive agrees that (i) the provisions of Sections 4, 5 and 7 of this Agreement are necessary and reasonable to protect the Company's Confidential Information, Inventions, and goodwill; (ii) in the event of any breach of any of the covenants set forth herein, the Company would suffer substantial irreparable harm and would not have an adequate remedy at law for such breach. In recognition of the foregoing, Executive agrees that in the event of a breach or threatened breach of any of these covenants, in addition to such other remedies as the Company may have at law, without posting any bond or security, the Company shall be entitled to seek and obtain equitable relief, in the form of specific performance, and/or temporary, preliminary or permanent injunctive relief, or any other equitable remedy which then may be available. The

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seeking of such injunction or order shall not affect the Company's right to seek and obtain damages or other equitable relief on account of any such actual or threatened breach.

     (b) If any of the covenants contained in Sections 4, 5 and 7 hereof, or any part thereof, are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions.


9.   Representations Regarding Prior Work and Legal Obligations.
     ----------------------------------------------------------

     (a) Executive represents that Executive has no agreement or other legal obligation with any prior employer, or any other person or entity that restricts Executive's ability to accept employment with, or to perform any function for, the Company.

     (b) Executive has been advised by the Company that at no time should Executive divulge to or use for the benefit of the Company any trade secret or confidential or proprietary information of any previous employer. Executive expressly acknowledges that Executive has not divulged or used any such information for the benefit of the Company.

     (c) Executive acknowledges that Executive has not and will not misappropriate any Invention that Executive played any part in creating while working for any former employer.

     (d) Executive acknowledges that the Company is basing important business decisions on these representations, and affirms that all of the statements included herein are true.

10.  Termination.
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     Notwithstanding the provisions of Section 2 of this Agreement, Executive's employment hereunder may terminate under the following circumstances:

     (a)  Termination by the Company.  The Company may terminate Executive's
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employment hereunder for any reason at any time upon one (1) month's written notice to Executive. In the event of termination by the Company pursuant to this subsection 10(c), the Company may elect to pay Executive during the notice period (or for any remaining portion of that period) the Salary and benefits at the rate of compensation Executive was receiving immediately before such notice of termination was tendered in lieu of actual notice.

     (b)  Termination by Executive.  Executive may terminate his employment
          ------------------------
hereunder for any reason at any time upon one (1) month's written notice to the Company. In the event of termination by Executive pursuant to this subsection 10(b), the Company may elect to pay Executive during the notice period (or for any remaining portion of that period) the Salary and benefits at the rate of compensation Executive was receiving immediately before such notice of termination was tendered in lieu of actual notice.

     (c)  Death. In the event of Executive's death during the Term of this
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Agreement, Executive's employment hereunder shall immediately and automatically terminate, and the

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Company shall have no further obligation or duty to Executive or his estate or beneficiaries other than for the Salary earned under this Agreement to the date of termination and any payments or benefits due under Company policies or benefit plans.

     (d)  Disability. The Company may terminate Executive's employment
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hereunder, upon written notice to Executive, in the event that Executive becomes disabled during the Term through any condition of either a physical or psychological nature and, as a result, is, with or without reasonable accommodation, unable to perform the essential functions of the services contemplated hereunder for (a) a period of ninety (90) consecutive days, or (b) for shorter periods aggregating one hundred twenty (120) days during any twelve
(12) month period during the Term. Any such termination shall become effective upon mailing or hand delivery of notice that the Company has elected its right to terminate under this subsection 10(d), and the Company shall have no further obligation or duty to Executive other than for salary earned under this Agreement prior to the date of termination and any payments or benefits due under Company policies or benefit plans.


     (e)  Effect of Non-Renewal.  In the event that the Company gives notice of
          ---------------------
its election not to extend the Term of the Agreement for a Renewal Period pursuant to Section 2 above, the Company shall continue to pay Executive full compensation as defined in Section 3 of this Agreement from the date Executive receives such notice through the Expiration Date. Executive shall not be entitled to any additional compensation other than any payments or benefits due under Company policies or benefit plans.

11.  Choice of Law.
     -------------

     The validity, interpretation and performance of this Agreement shall be governed by, and construed in accordance with, the internal law of the Commonwealth of Virginia, without giving effect to conflict of law principles. Both parties agree that the exclusive venue for any action, demand, claim or counterclaim relating to the terms and provisions of Sections 4, 5 and 7 of this Agreement, or to their breach, shall be in the state or federal courts located in Virginia and that such courts shall have personal jurisdiction over the parties to this Agreement.

12.  Miscellaneous.
     -------------

     (a)  Assignment. Executive acknowledges and agrees that the rights and
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obligations of the Company under this Agreement may be assigned by the Company to any successors in interest. Executive further acknowledges and agrees that this Agreement is personal to Executive and that Executive may not assign any rights or obligations hereunder.

     (b)  Withholding. All salary and bonus payments required to be made by the
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Company to Executive under this Agreement shall be subject to withholding taxes, social security and other payroll deductions in accordance with the Company's policies applicable to employees of the Company at Executive's level.

     (c)  Entire Agreement. This Agreement sets forth the entire agreement
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between the parties and supersedes any prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of Executive's employment.

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     (d)  Amendments. Any attempted modification of this Agreement will not be
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effective unless signed by an officer of the Company and Executive.

     (e)  Waiver of Breach. Executive understands that a breach of any provision
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of this Agreement may only be waived by an officer of the Company. The waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     (f)  Severability. If any provision of this Agreement should, for any
          ------------
reason, be held invalid or unenforceable in any respect by a court of competent jurisdiction, then the remainder of this Agreement, and the application of such provision in circumstances other than those as to which it is so declared invalid or unenforceable, shall not be affected thereby, and each such provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     (g)  Notices. Any notices, requests, demands and other communications
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provided for by this Agreement shall be in writing and shall be effective when delivered by private messenger, private overnight mail service, or facsimile as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

          If to the Company:

          13530 Dulles Technology Drive
          Suite 500
          Herndon, VA 20171
          Attn:  General Counsel




          If to Executive:

          ______________________
          ______________________
          ______________________


     (h)  Survival. Executive and the Company agree that certain provisions of
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this Agreement shall survive the expiration or termination of this Agreement and the termination of Executive's employment with the Company. Such provisions shall be limited to those within this Agreement which, by their express and implied terms, obligate either party to perform beyond the termination of Executive's employment or termination of this Agreement.

     (i)  Disclosure and Confidentiality. Executive agrees to provide, and
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agrees that the Company similarly may provide in its discretion, a copy of the covenants contained in this Agreement to any business or enterprise which the Company may directly or indirectly own,

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manage, operate, finance, join, control or in which the Company participates in the ownership, management, operation, financing or control, or with which the Company may be connected or may become connected as an officer, director, Executive, partner, principal, agent, representative, consultant or otherwise. Executive also agrees that the Company may disclose a copy of this Agreement if legally required to do so, and in connection with a partnering transaction or financing, assuming that an appropriate confidentiality agreement is in place. Executive further agrees not to disclose the existence or terms of this Agreement to any person other than Executive's immediate family and legal, financial or accounting professional.

     (j)  Arbitration of Disputes. Any controversy or claim arising out of this
          -----------------------
Agreement or any aspect of Executive's relationship with the Company including the cessation thereof (other than disputes with respect to alleged violations of the covenants contained in Sections 4, 5 or 7 hereof, and the Company's pursuit of the remedies described in Section 8 hereof in connection therewith) shall be resolved by arbitration in accordance with the then existing Employment Dispute Resolution Rules of the American Arbitration Association, in Washington, D.C., and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The parties shall split equally the costs of arbitration, except that each party shall pay its own attorneys' fees. The parties agree that the award of the arbitrator shall be final and binding.

     (k)  Rights of Other Individuals. This Agreement confers rights solely on
          ---------------------------
Executive and the Company. This Agreement is not a benefit plan and confers no rights on any individual or entity other than the undersigned.

     (l)  Headings. The parties acknowledge that the headings in this Agreement
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are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

     (m)  Advice of Counsel. Executive and the Company hereby acknowledge that
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each party has had adequate opportunity to review this Agreement, to obtain the advice of counsel with respect to this Agreement, and to reflect upon and consider the terms and conditions of this Agreement. The parties further acknowledge that each party fully understands the terms of this Agreement and has voluntarily executed this Agreement. The Company shall pay the legal fees and costs incurred by Executive in connection with the negotiation and preparation of this Agreement, upon the presentation of invoices in appropriate form.

     IN WITNESS WHISEOF, the undersigned have duly executed this Agreement as of the day and year set forth below.


EXECUTIVE                                    LIFEMINDERS, INC.



/s/ Jonathan B. Bulkeley                     By: /s/ Allison Abraham
- ---------------------------------------         --------------------------------
JONATHAN B. BULKELEY
                                             Title:  President
                                                   -----------------------------

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